Exhibit 10.10

SECOND AMENDMENT TO SUBLEASE AGREEMENT

THIS SECOND AMENDMENT TO SUBLEASE AGREEMENT (this “Amendment”) is dated January 17, 2020 (the “Second Amendment Execution Date”), by and between Paypal, Inc., a Delaware corporation (“Sublessor”), and Free Stream Media Corp. d/b/a Samba TV, a Delaware corporation (“Sublessee”; Sublessor and Sublessee, each a “Party”, and collectively, the “Parties”).

WHEREAS, SFI Real Estate Holdings, LLC (“Master Landlord”) and Sublessor are parties to that certain Agreement of Lease dated as of April 21, 2014, as amended by that certain First Amendment to Lease dated as of September 26, 2018 (collectively, the “Master Lease”), pursuant to which Master Landlord has leased to Sublessor a portion of the building located at 123 Townsend Street, San Francisco, California (the “Building”);

WHEREAS, the Parties entered into that certain Sublease Agreement dated March 30, 2017 (the “Original Sublease”), which was amended by that certain First Amendment to Sublease Agreement dated October 18, 2019 (the “First Amendment”; and together with the Original Sublease, collectively the “Sublease”), pursuant to which Sublessor has subleased to Sublessee a portion of the area leased by Sublessor in the Building;

WHEREAS, the Parties desire to amend the Sublease as set forth below, upon and subject to the terms, covenants and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Recitals. The foregoing recitals are hereby incorporated into this Amendment by reference, as if fully set forth in this first paragraph. Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Sublease. As of the Second Amendment Effective Date (as defined below), the term “Sublease” shall mean the Sublease, as amended by this Amendment.

2. Surrender of Existing Sublet Premises. As of the later of (i) the date that the Master Landlord delivers its written consent to this Amendment and (ii) the Second Amendment Execution Date (such later date, the “Second Amendment Effective Date”), the Existing Sublet Premises Surrender Date (currently January 21, 2020) on the third line of the first paragraph of Section 3.a. of the First Amendment is hereby deleted and replaced with February 28, 2020.

3. Confirmation of Commencement and Expiration. For the avoidance of doubt, notwithstanding the change to the Sublease in Section 2 above, the Parties acknowledge and agree that as of the Second Amendment Execution Date, the New Sublet Premises Commencement Date is October 21, 2019, and the New Sublet Premises Expiration Date is the earlier of October 31, 2022 or until the date of earlier termination of the Master Lease.

4. Costs of Amendment. Sublessee hereby agrees to reimburse Sublessor for its outside counsel legal fees in the amount of $3,500 associated with the preparation and execution of this Amendment, no later than ten (10) business days after Sublessee’s receipt of an invoice from Sublessor for same.

5. No Waiver. Except as expressly set forth herein to the contrary, nothing in this Amendment shall constitute or be construed as a waiver by either Party of any remedy or right available to such Party under the Sublease. No waiver of any provision nor consent provided pursuant to the Sublease, as amended, shall be effective unless in writing and signed by the Party to be bound and then only for the specific purpose and to the extent so provided.

6. Authority. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the Party hereto for which such signatory is acting.

7. No Other Modification. The Parties agree that except as otherwise specifically modified by this Amendment, the Sublease has not been modified, supplemented, amended, or otherwise changed in any way and the Sublease remains in full force and effect between the Parties hereto as modified by this Amendment. To the extent of any inconsistency between the terms and conditions of the Sublease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall apply and govern.

8. Counterparts; Execution. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Each of the Parties hereto agree that the delivery of an executed copy of this Amendment by facsimile or email shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the Second Amendment Execution Date.

SUBLESSOR:

PAYPAL, INC,
a Delaware corporation

By:	/s/ Timothy Ritz
Name: Timothy Ritz
Title: VP, Sourcing

SUBLESSEE:

FREE STREAM MEDIA CORP. DBA SAMBA TV, a Delaware corporation

By:	/s/ Alvir Navin
Name: Alvir Navin
Title: SVP Operations

Master Landlord Consent to Second Amendment to Sublease Agreement

SFI Real Estate Holdings, LLC, as the “Master Landlord”, hereby consents to the Second Amendment to Sublease Agreement, dated January 17, 2020, by and between PayPal, Inc., as Sublessor and Free Stream Media Corp., as Sublessee, to which this consent is attached.

SFI REAL ESTATE HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Bayard R. Kraft III
Bayard R. Kraft III, Authorized Agent

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